[Letterhead of Dickstein Shapiro LLP]

CONFIDENTIAL

September 28, 2006

Board of Directors
Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622

Discovery Laboratories, Inc.--
401(k) Plan

Ladies and Gentlemen:

We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company's registration statement on Form S-8, and any amendments thereto (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of up to 400,000 shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”), to be issued as matching contributions by the Company to the accounts of such of the Company’s employees that participate in the Company's 401(k) Plan (the “Plan”). You have requested that we furnish our opinion as to matters hereinafter set forth.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Certificate of Incorporation, as amended; (ii) the Company’s Amended and Restated By-Laws; and (iii) resolutions adopted by the Company’s Board of Directors on September 18, 2006. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification of their accuracy.

In our examination, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic, electronic or facsimile copies and the authenticity of the originals of such documents; (iv) the authority of all persons signing any document; (v) the enforceability of all the documents and agreements we have reviewed in accordance with their respective terms against the parties thereto; and (vi) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Discovery Laboratories, Inc.
September 28, 2006

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares offered by the Company pursuant to the Registration Statement, when issued and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

No opinion is expressed herein with respect to any laws other than the General Corporation Law of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is expressed as of the date hereof. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any new facts that might effect any view expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

The foregoing opinion is delivered to the Board of Directors of the Company in connection with the Registration Statement, and not for any other purpose.

We wish to call your attention to the fact that the fair market value of all securities of the Company that are beneficially owned by attorneys of this Firm exceeds $50,000.

Very truly yours,
/s/ Dickstein Shapiro LLP